SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 1, 2006
CANYON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11887	84-0800747

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14142 Denver West Parkway, Suite 250 Golden, Colorado	80401

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 278-8464
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 2, 2006, Canyon Resources Corporation (the “Company”) entered into a subscription agreement with each member of a group of institutional investors in connection with a private placement of its common stock, $0.01 par value per share (“Common Stock”). The Company closed the private placement on June 2, 2006 and sold and issued 5.1 million shares of Common Stock at a price of $1.00 per share, resulting in gross proceeds to the Company of $5.1 million and net proceeds of approximately $4.8 million. In addition to the Common Stock, each investor received Series A Warrants to purchase Common Stock. Investors were issued 2.55 million Series A Warrants at an exercise price of $1.50 per share, which are immediately exercisable for a period of three years from the date of the closing. In connection with the closing, the Company paid placement agents fees of $225,625 in cash and 535,500 Series A Warrants. The Series A Warrants issued to the placement agent may not be exercised for six months.
     The subscription agreements include a registration rights provision, requiring the Company to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement covering the Common Stock issued, including any Common Stock issued upon exercise of the warrants, by July 2, 2006. If the Registration Statement is not filed by July 2, 2006 or is not declared effective by the Commission by September 30, 2006, the Company will be required to make pro rata payments to each investor in an amount equal to 2.0% of the purchase price paid by each investor for the first 30 day period or portion thereof and 1.0% of the purchase price paid by each investor for each subsequent 30-day period or portion thereof following such deadlines, subject to certain exceptions. In no event shall the pro rata payments to each investor exceed 10% of the purchase price paid by each investor. The registration rights in the subscription agreement contain indemnification provisions and other terms customary for agreements of its type.
     The above description of the private placement is qualified in its entirety by the text of the form of subscription agreement and the text of the form of Series A Warrant both filed by the Company with the Commission on December 2, 2005 on Current Report on Form 8-K which are incorporated by reference to Exhibits 4.1 and 4.2 hereto.
     The Company issued a news release in connection with the private placement on June 5, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated in this Item 1.01 by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The description of the terms of the private placement is incorporated herein from Item 1.01 above. On June 1, 2006, an accredited investor in the Company exercised warrants to purchase 346,740 shares of Common Stock at a price of $1.03 per share which resulted in $357,142.20 of gross proceeds in cash to the Company. The exercised warrants were purchased in the Company’s March 2005 offering. The private placement and the exercise of warrants were made in reliance upon an exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

4.1	Form of Subscription Agreement, incorporated herein by reference to the Company’s Current Report on Form 8-K (File No. 001-1187), filed December 2, 2005

4.2	Form of Series A Warrant, incorporated herein by reference to the Company’s Current Report on Form 8-K (File No. 001-1187), filed December 2, 2005

99.1	Canyon Resources Corporation news release dated June 5, 2006

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION
Date: June 5, 2006	By:	/s/ David P. Suleski
David P. Suleski
Vice President and CAO

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Subscription Agreement, incorporated herein by reference to the Company’s Current Report on Form 8-K (File No. 001-1187), filed December 2, 2005

4.2	Form of Series A Warrant, incorporated herein by reference to the Company’s Current Report on Form 8-K (File No. 001-1187), filed December 2, 2005

99.1	Canyon Resources Corporation news release dated June 5, 2006